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Exhibit 23.1

Consent of Independent Auditors

        We consent to the use of our report dated January 23, 2004 included in the Annual Report (Form 10-K) of Northwest Airlines Corporation.

        Our audit also included the financial statement schedule of Northwest Airlines Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-65588, 333-107070, 333-107068, and 333-105356) of Northwest Airlines Corporation and Northwest Airlines, Inc. and in the related Prospectuses, in the Registration Statements on Form S-3 (No. 333-69655) of Northwest Airlines Corporation and in the related Prospectus and in the Registration Statements on Form S-8 (Nos. 333-12571, 333-66253, 333-75933, 333-90648 and 333-90646) of Northwest Airlines Corporation of our report dated January 23, 2004, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Northwest Airlines Corporation.

ERNST & YOUNG LLP
Minneapolis, Minnesota March 2, 2004

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Exhibit 23.1
Consent of Independent Auditors